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                          DESCRIPTION OF AMENDMENTS TO

         NYNEX SENIOR MANAGEMENT NON-QUALIFIED SUPPLEMENTAL SAVINGS PLAN

                        (EFFECTIVE AS OF JANUARY 3, 1995)




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Plan amendments provide same investment options available from time to time under the NYNEX Corporation Savings Plan for Salaried Employees, in lieu of credited interest based upon average 10-year U.S. Treasury Note rate.